UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 14, 2022

PLUG POWER INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34392	22-3672377
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

968 Albany Shaker Road, Latham, New York	12110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (518) 782-7700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PLUG	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  The Board of Directors (the “Board”) of Plug Power Inc. (the “Company”) approved, effective as of April 14, 2022, an increase in the size of the Board from ten directors to twelve directors and appointed Jean Bua and Kavita Mahtani as directors of the Company to fill the newly created vacancies. Ms. Bua and Ms. Mahtani were also appointed to the audit committee of the Company’s Board, with Ms. Bua appointed as the chair of the audit committee.

Jean Bua has been designated as a Class II director to serve until the Company’s 2022 annual meeting of the stockholders or until her successor has been duly elected and qualified, or until her earlier death, removal or resignation. The Board has determined that Ms. Bua is an independent director as defined in the NASDAQ Stock Market listing standards and applicable Securities and Exchange Commission (“SEC”) rules and regulations. In addition, the Board has determined that Ms. Bua qualifies as an “audit committee financial expert” as defined in the applicable rules of the SEC.

Jean Bua currently is the Executive Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer of NetScout Systems, Inc. (NASDAQ: NTCT), a provider of real-time operational intelligence and performance analytics for service assurance and cyber security solutions. Prior to NetScout, Ms. Bua served as Executive Vice President, Finance & Treasurer of American Tower Corporation, an operator of wireless and broadcast communications infrastructure, and spent nine years at Iron Mountain, Inc., an information management services company, concluding as Senior Vice President, Chief Accounting Officer and Worldwide Controller. She also previously held senior positions at Duracraft Corp. and Keithley Instruments and was a management consultant at Ernst & Young LLP and an auditor at KPMG LLP. She has led all global financial operations, including M&A analysis, acquisition integration, capital market strategy, financial planning and analysis, international tax, financial systems and compliance for high-growth, transformative public companies. Ms. Bua served as a Board member and Audit Committee Chair for Coresite Realty until its acquisition at the end of 2021. Ms. Bua earned a Bachelor of Science in Business Administration, summa cum laude, from Bryant College and an M.B.A. from the University of Rhode Island.

Kavita Mahtani has been designated as a Class I director to serve until the Company’s 2024 annual meeting of the stockholders or until her successor has been duly elected and qualified, or until her earlier death, removal or resignation. The Board has determined that Ms. Mahtani is an independent director as defined in the NASDAQ Stock Market listing standards and applicable SEC rules and regulations.

Kavita Mahtani is Chief Financial Officer, Americas for London-headquartered HSBC. Based in New York, Mahtani manages a finance organization across the U.S., Canada, Mexico, and South America. In her role, Mahtani drives growth and M&A strategy, as well as restructuring and re-engineering efforts alongside the CEO. Prior to joining HSBC, Mahtani served in several leadership roles during her 14-year tenure with Citigroup, Inc., including managing director – global head of asset and liability management, chief financial officer, global corporate and investment banking, and managing director – global head of financial planning and analysis, among others. Mahtani has also held roles with Morgan Stanley and Merrill Lynch & Company, Inc. Mahtani holds a Bachelor of Science degree in Economics from the University of Pennsylvania, The Wharton School, and a Master of Business Administration from the University of Chicago’s Graduate School of Business.

For their service as non-employee directors, Ms. Bua and Ms. Mahtani will each be compensated in accordance with the Company’s Non-Employee Director Compensation Plan (the “Plan”). In accordance with the Plan, upon their appointment as a director, the Company granted each of Ms. Bua and Ms. Mahtani options to purchase 8,731 shares of the Company’s common stock with an exercise price per share equal to the closing price of the Company’s common stock on the NASDAQ Capital Market on the date of grant. The options become fully vested on the first anniversary of the grant date, subject to their continued service on the Board. Under the Plan, Ms. Bua and Ms. Mahtani will each receive an annual retainer of $60,000 for their service as a director and an additional annual retainer of $20,000 and $15,000, respectively, for serving as the Chair and a member of the Audit Committee, respectively. In addition, pursuant to the Plan, Ms. Bua and Ms. Mahtani will each receive an annual equity grant comprised of (i) a non-qualified stock option for a number of shares of common stock equal to $112,500, divided by the closing price of the common stock on the grant date, and (ii) a number of shares of restricted common stock equal to $112,500 divided by the closing price of the common stock on the grant date. The stock option will have an exercise price equal to the fair market value of the common stock on the grant date and will vest fully on the first anniversary of the grant date. The restricted common stock will vest fully on the first anniversary of the grant date. In connection with their appointment to the Board, the Company and each of Ms. Bua and Ms. Mahtani entered into the Company’s standard indemnification agreement for non-employee directors.

There are no arrangements or understandings between Ms. Bua or Ms. Mahtani and any other person pursuant to which Ms. Bua or Ms. Mahtani was elected as a director. There are no transactions in which Ms. Bua or Ms. Mahtani has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On April 18, 2022, the Company issued a press release with respect to the appointment of Jean Bua and Kavita Mahtani to the Board. A copy of the press release is furnished herewith as Exhibit 99.1.

The information included in this Item 7.01 and Exhibit 99.1 of this Current Report are not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall this item and Exhibit 99.1 be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such future filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
99.1	Press Release of Plug Power Inc. dated April 18, 2022
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plug Power Inc.

Date: April 18, 2022	By:	/s/ Paul Middleton
Name: Paul Middleton
Title: Chief Financial Officer

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